                                                                     EXHIBIT 4.3

                                                                       EXHIBIT B

                             FORM OF ADDITIONAL NOTE

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (i) IN THE ABSENCE OF (a) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS OR (b) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR (ii) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES. ANY TRANSFEREE OF THIS NOTE SHOULD CAREFULLY REVIEW THE TERMS OF THIS NOTE, INCLUDING SECTION 2(d)(viii) HEREOF. THE PRINCIPAL AMOUNT REPRESENTED BY THIS NOTE MAY BE LESS THAN THE AMOUNTS SET FORTH ON THE FACE HEREOF PURSUANT TO SECTION 2(d)(viii) HEREOF.

                              SENIOR SECURED NOTE

__________ __, 200__                                               $____________

         FOR VALUE RECEIVED, INFINITY, INC., a Colorado corporation (the "COMPANY"), hereby promises to pay to the order of __________________ or registered assigns (the "HOLDER") the principal amount of ___________________ United States Dollars ($________________) when due, whether upon maturity, acceleration, redemption or otherwise, and to pay interest ("INTEREST") on the unpaid principal balance hereof on each Interest Payment Date (as defined in Section 2(a)(xix)) and upon maturity, or earlier upon conversion, acceleration or redemption pursuant to the terms hereof, at the Applicable Interest Rate. Interest on this Note payable on each Interest Payment Date and upon maturity, or earlier upon conversion, acceleration or redemption pursuant to the terms hereof, shall accrue from the Issuance Date and shall be computed on the basis of a 365-day year and actual days elapsed.

                  (1) Payments of Principal. All payments of principal of this Note (to the extent such principal is not converted into Shares (as defined in Section 2(a)(xli) in accordance with the terms hereof) shall be made in lawful money of the United States of America by wire transfer of immediately available funds to such account as the Holder may from time to time designate by written notice in accordance with the provisions of this Note. Except as provided in
Section 7, the Company has no right, but under certain circumstances may have an obligation, to make payments of principal of this Note in cash prior to the Maturity Date (as defined in Section 2(a)(xxiii)). Whenever any amount expressed to be due by the terms of this Note is due on any day that is not a Business Day (as defined in Section 2(a)(vi)), the same shall instead be due on the next succeeding day that is a Business Day. Each capitalized term used herein, and not otherwise defined, shall have the meaning ascribed thereto in the Securities Purchase Agreement, dated as of January 13, 2005, pursuant to which this Note and the Other Notes (as defined below) were originally issued (as such agreement may be amended from time to time as provided in such agreement, the "SECURITIES PURCHASE AGREEMENT"). This Note and all Other Notes issued by the Company pursuant to the Securities Purchase Agreement on the Initial Closing Date and any Additional Closing Dates and all notes issued in exchange therefor or replacement thereof are collectively referred to in this Note as the "NOTES." This Note and each of the Other Notes originally issued by the Company on the same Closing Date shall be deemed to be of the same "SERIES."

                  (2) Conversion of this Note. This Note shall be converted into Shares on the terms and conditions set forth in this Section 2.

                           (a) Certain Defined Terms. For purposes of this Note,
the following terms shall have the following meanings:

                                    (i) "3-MONTH LIBOR RATE" means the London
                  Interbank Offered Rate of LIBOR with respect to a three-month period for deposits of United States Dollars as reported by Bloomberg Financial Markets (or any successor thereto, "BLOOMBERG") at approximately 10:00 a.m. (New York time) through its "LIBOR Rates" function (accessed by typing "LR" [GO] on a Bloomberg terminal, and looking at the row entitled "3 MONTH" and under the column entitled "DOLLAR LIBOR") (or such other page as may replace that page on that service, or such other service as may be selected jointly by the Company and the Holders of the Notes). If such rate appears on the Bloomberg LIBOR Rates page on any date of determination of the 3-Month LIBOR Rate (a "LIBOR DETERMINATION DATE"), the 3-Month LIBOR Rate for such date of determination will be such rate. If on any LIBOR Determination Date such rate does not appear on the Bloomberg LIBOR Rates page, the Company and the Holders of the Notes will jointly request each of four major reference banks in the London interbank market, as selected jointly by the Company and the Holders of the Notes, to provide the Company with its offered quotation for United States dollar deposits for the upcoming three-month period, to prime banks in the London interbank market at approximately 4:00 p.m., London time on any such LIBOR Determination Date and in a principal amount that is representative for a single transaction in United States Dollars in such market at such time. If at least two reference banks provide the Company with offered quotations, 3-Month LIBOR Rate on such LIBOR Determination Date will be the arithmetic mean of all such quotations. If on such LIBOR Determination Date fewer than two of the reference banks provide the Company with offered quotations, 3-Month LIBOR Rate on such LIBOR Determination Date will be the arithmetic mean of the offered per annum rates that three major banks in New York City selected jointly by the Company and the Holders of the Notes quote at approximately 11:00 A.M.

                  in New York City on such LIBOR Determination Date for three-month United States dollar loans to leading European banks, in a principal amount that is representative for a single transaction in United States dollars in such market at such time. If these New York City quotes are not available, then the 3-Month LIBOR Rate determined on such LIBOR Determination Date will continue to be 3-Month LIBOR Rate as then currently in effect on such LIBOR Determination Date.

                                    (ii) "AFTER-TAX PV10" means, as of the date
                  of any determination, the present value of estimated future revenues to be generated by the Company and its Subsidiaries, on a consolidated basis, from the production of their proved reserves (calculated in accordance with SEC guidelines and based on the most recent independent reserve report), net of estimated lease operating expenses, production taxes, federal income taxes and future development costs, using price and costs as of the date of determination without future escalation and without giving effect to non-property related expenses such as general and administrative expenses, debt service and depreciation, depletion and amortization, and discounted using an annual discount rate of 10% (as most recently disclosed by the Company on a Form 10-K, 10-Q or 8-K based on an independent reserve report that was current as of the date that the Company's After-tax PV10 was disclosed in such Form 10-K, 10-Q or 8-K); provided that After-tax PV10 shall mean zero unless the Company has (A) publicly disclosed (either on a Form 10-K, 10-Q or 8-K) its After-tax PV10 as of a date within 100 days of such date of determination and (B) certified as of such date of determination that, to the Knowledge of the Company, After-tax PV10, if determined as of such date of determination, would not be materially lower than After-tax PV10 as most recently disclosed by the Company on a Form 10-K, 10-Q or 8-K.

                                    (iii) "AGGREGATE NOTES BALANCE" means, as of
                  the date of any determination, the aggregate outstanding principal amount of all the Notes, together with all accrued but unpaid interest thereon.

                                    (iv) "ALLOCATION PERCENTAGE" means, with
                  respect to each holder of Note as of the date of any determination, a fraction of which the numerator is the aggregate principal amount of the Notes originally purchased by such holder on the Initial Closing Date and any Additional Closing Dates occurring on or prior to such date of determination, and of which the denominator is the aggregate principal amount of the Notes purchased by all holders on the Initial Closing Date and such Additional Closing Dates.

                                    (v) "APPLICABLE INTEREST RATE" initially
                  shall mean the per annum interest rate equal to the sum of (a) the 3-Month LIBOR Rate in effect on the Issuance Date, and (b) six and three-quarter percent (6.75%); provided, however, that on the first Business Day of each calendar quarter commencing after the Issuance Date (each, an "INTEREST RESET DATE"), such rate shall be adjusted to the per annum interest rate equal to the sum of (a) the 3-Month LIBOR Rate in effect on such date, and (b) six and three-quarter percent (6.75%). Each Applicable Interest Rate will be applicable as of and after the Interest Reset Date to which it relates to, but not including, the next succeeding Interest Reset Date.

                                    (vi) "BUSINESS DAY" means any day other than
                  Saturday, Sunday or other day on which commercial banks in the city of New York are authorized or required by law to remain closed.

                                    (vii) "COMMON STOCK" means (A) the Company's
                  common stock, $0.0001 par value per share, and (B) any capital stock resulting from a reclassification of such common stock.

                                    (viii) "COMPANY ALTERNATIVE REDEMPTION RATE"
                  means at any time during a 12-month period beginning on and including a date set forth below, the rate, expressed as a percentage, set forth opposite such date below:

                                    Issuance Date                           105%
                                    First Anniversary of the Issuance Date  104%
                                    Second Anniversary of the Issuance Date 103%
                                    Third Anniversary of the Issuance Date  102%

                  and, if there has been a Maturity Date Extension (as defined below), the Company Alternative Redemption Rate, at any time during the 12-month period beginning on and including the fourth anniversary of the Issuance Date, shall be 101%.

                                    (ix) "CONVERSION AMOUNT" means (A) the sum
                  of (1) the principal amount of this Note to be converted, redeemed or otherwise with respect to which this determination is being made and (2) the Interest Amount with respect to the amount referred to in the immediately preceding clause (1), or
                  (B) in the case of an Interest Conversion (as defined in Section 6), the Interest Amount to be converted.

                                    (x) "CONVERSION PRICE" means, as of any
                  Conversion Date or other date of determination, 95% of the Weighted Average Price of the Common Stock on the Trading Day immediately preceding the Conversion Date applicable to the conversion for which such determination is being made, subject to adjustment as provided herein.

                                    (xi) "DOLLARS" or "$" means United States
                  Dollars.

                                    (xii) "EXPECTED TRADING DAYS" means, with
                  respect to any Company Alternative Conversion Period (as defined in Section 8(a)), the number of regularly scheduled Business Days in such period on which the Principal Market is scheduled to be open for trading of the Common Stock.

                                    (xiii) "FIXED MATURITY DATE" means [INSERT
                  THE DATE THAT IS 42 MONTHS AFTER THE ISSUANCE DATE], or if there has been a Maturity Date Extension, [INSERT THE DATE THAT IS FIFTY-FOUR (54) MONTHS AFTER THE ISSUANCE DATE.]

                                    (xiv) "FREE CASH FLOW AMOUNT" means, as of
                  the date of any determination, the sum of (I) the lesser of
                  (A) the product of (1) the Free Cash Multiple, multiplied by
                  (2) the Services Business Free Cash Flow and (B) the product of (x) 2, multiplied by (y) the Services Business Revenue, plus (II) the lesser of (1) 50% of the result of the immediately preceding clause (I), and (2) 30% of the Company's After-tax PV10, plus (III) 10% of the Company's After-tax PV10.

                                    (xv) "FREE CASH FLOW MULTIPLE" shall be the
                  following number: 10 for any determination of the Free Cash Flow Amount on December 31, 2004, 9.5 for any determination of the Free Cash Flow Amount on March 31, 2005, 9.0 for any determination of the Free Cash Flow Amount on June 30, 2005,
                  8.5 for any determination of the Free Cash Flow Amount on September 30, 2005, and 8.0 for any determination of the Free Cash Flow Amount after September 30, 2005.

                                    (xvi) "FREE CASH FLOW TEST FAILURE" means
                  that, as of the date of any determination, the Free Cash Flow Amount is less than or equal to the Aggregate Notes Balance.

                                    (xvii) "FREE CASH FLOW TEST FAILURE AMOUNT"
                  means that, in the event that there is a Free Cash Flow Test Failure as of the date of any determination, an amount equal to the product of (A) a fraction, of which the numerator is the outstanding principal amount of this Note, together with all accrued but unpaid Interest thereon as of such date, and of which the denominator is the outstanding principal amount of all Notes of the same Series as this Note, together with all accrued but unpaid interest thereon as of such date, multiplied by (B) an amount equal to the result of (x) the Aggregate Notes Balance as of such date of determination, minus (y) the Priority Notes Balance as of such date of determination, minus (z) the Free Cash Flow Amount; provided that, for purposes of this calculation of "Free Cash Flow Test Failure Amount," if the result of (x)-(y)-(z) above is less than zero, then the amount used for (B) in the above calculation shall be zero; and provided, further, that the Free Cash Flow Test Failure Amount, as defined and determined under this Note, shall not exceed the Principal of this Note together with all accrued but unpaid Interest thereon.

                                    (xviii) "INTEREST AMOUNT" means, with
                  respect to any Principal, all accrued and unpaid Interest (including any Default Interest as defined in Section 6) on such Principal through and including such date of determination.

                                    (xix) "INTEREST PAYMENT DATE" means the
                  first Business Day of each calendar quarter, beginning with the calendar quarter that commences on [INSERT THE FIRST DAY OF THE FIRST CALENDAR QUARTER COMMENCING AFTER THE ISSUANCE DATE] through and including the last calendar quarter that commences prior to the Maturity Date.

                                    (xx) "ISSUANCE DATE" means the original date
                  of issuance of this Note pursuant to the Securities Purchase Agreement, regardless of any exchange or replacement hereof.

                                    (xxi) "LIEN" means, with respect to any
                  asset, any mortgage, lien, pledge, hypothecation, charge, security interest, encumbrance or adverse claim of any kind and any restrictive covenant, condition, restriction or exception of any kind that has the practical effect of creating a mortgage, lien, pledge, hypothecation, charge, security interest, encumbrance or adverse claim of any kind (including any of the foregoing created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor with respect to a Capital Lease Obligation, or any financing lease having substantially the same economic effect as any of the foregoing).

                                    (xxii) "MANDATORY COMPLIANCE AMOUNT" means,
                  as of the date of any determination, (A) the Free Cash Flow Test Failure Amount, minus (B) any Principal as to which a notice has been given to the Holder by the Company for conversion or redemption in accordance herewith, but which has not been converted or paid prior to the date of such determination, provided the Company is in compliance with Sections 7 and 8 in connection therewith (such amount in this clause (B) being referred to as the "EXCLUDED AMOUNT").

                                    (xxiii) "MATURITY DATE" means the earliest
                  to occur of (A) the Fixed Maturity Date, (B) the date of a Maturity Date Triggering Event, (C) such date as all amounts due under this Note have been fully paid.

                                    (xxiv) "MATURITY DATE EXTENSION" means the
                  holders of Notes representing at least two-thirds (2/3) of the aggregate principal amount of the then outstanding Notes that are of the same Series as this Note, have (A) received a notice from the Company no earlier than sixty (60) days, and no later than thirty (30) days prior to [INSERT THE DATE THAT IS 30 MONTHS AFTER THE ISSUANCE DATE] (which notice the Company may deliver on only one occasion with respect to such Series of Notes), requesting the holders of such Series of Notes to extend the Fixed Maturity Date by twelve (12) months and (B) within ten (10) Business Days of receipt of the notice described in clause (A) (such 10-Business-Day

                  Period, the "RESPONSE PERIOD"), agreed in writing to extend the Maturity Date of all the Notes of such Series by twelve
                  (12) months, (provided that, for the avoidance of doubt, if the Company does not receive such written agreement within the Response Period from the requisite holders of the Notes of such Series, such requested extension shall be deemed denied and the Fixed Maturity Date shall not be extended).

                                    (xxv) "MATURITY DATE TRIGGERING EVENT" means
                  any principal amount of the 7% Notes is outstanding on the Business Day immediately preceding the scheduled maturity date of the 7% Notes, unless the Free Cash Flow Amount as of the end of the quarterly or annual period covered by the quarterly report on Form 10-Q or annual report on Form 10-K most recently filed, or required to be filed, by the Company with the SEC exceeds 150% of the Aggregate Notes Balance as of the Business Day immediately preceding the scheduled maturity of the 7% Notes.

                                    (xxvi) "OTHER NOTES" means all of the senior
                  secured notes, other than this Note, that have been issued by the Company pursuant to the Securities Purchase Agreement and all notes issued in exchange therefor or replacement thereof.

                                    (xxvii) "PERMITTED LIEN" means (a) Liens
                  created by the Security Documents; (b) Liens existing on the date of this Agreement not otherwise described in any other clause of this definition and set forth on Schedule 3(bb); (c) Liens for taxes or other governmental charges not at the time due and payable so long as the Company and its Subsidiaries maintain adequate reserves in accordance with United States generally accepted accounting principles ("GAAP") in respect of such taxes and charges; (d) Liens arising in the ordinary course of business in favor of carriers, warehousemen, mechanics and materialmen, or other similar Liens imposed by law, which remain payable without penalty or which are being contested in good faith by appropriate proceedings diligently prosecuted, which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto, and in each case for which adequate reserves in accordance with GAAP are being maintained; (e) Liens arising in the ordinary course of business in connection with worker's compensation, unemployment compensation and other types of social security (excluding Liens arising under ERISA) or Liens consisting of cash collateral securing the Company's or any of its Active Subsidiaries' performance of surety bonds, bids, performance bonds and similar obligations (exclusive of obligations for the payment of borrowed money) permitted pursuant to clause
                  (a)(IV) of Section 12 and, in each case, for which the Company maintains adequate reserves; (f) attachments, appeal bonds (and cash collateral securing such bonds), judgments and other similar Liens, for sums not exceeding $500,000 in the aggregate for Company and its Subsidiaries, arising in connection with court proceedings, provided that the execution or other enforcement of such Liens is effectively stayed; (g) easements, rights of way, restrictions, minor defects or irregularities in title and other similar Liens arising in the ordinary course of business and not materially detracting from the value of the property subject thereto and not interfering in any material respect with the ordinary conduct of the business of the Company or any Subsidiary; (h) Liens in favor of U.S. Bank and LaSalle in respect of the Duke LC Account and the Returned Items Account (each as defined in the Security Agreement) to the extent such accounts are maintained and permitted to exist in accordance with the terms of the Security Agreement; (i) Liens consisting of cash collateral securing the Company's and its Active Subsidiaries' reimbursement obligations under letters of credit permitted by clauses (a)(VI) and (a)(VII) of Section 12, provided that the aggregate amount of cash collateral securing such Indebtedness does not exceed the undrawn face amount of all such letters of credit outstanding at any one time; (j) Liens securing Indebtedness listed on Schedule 4(u) of the Securities Purchase Agreement for up to thirty (30) days following the Initial Closing Date; (k) Liens on equipment subject to Capital Lease Obligations permitted to be incurred pursuant to clause (a)(V) of Section 12, to the extent such Liens secure such Capital Lease Obligations; and
                  (l) Liens in favor of Schlumberger Technology Corporation and Red Oak Capital Management LP (collectively, the "SERVICE PARTIES"), granted pursuant to the Joint Value Enhancement Agreement, dated December 3, 2003, among Infinity Oil & Gas of Wyoming, Inc. ("IOGW") and the Service Parties (as in effect on the date hereof, the "JVEA"), on the three (3) Project Wells (as such term is defined in the JVEA) described on Exhibit C to Schedule VIII of the Security Agreement, to the extent such Liens secure the obligations of IOGW to the Service Parties under the JVEA.

                                    (xxviii)"PERSON" means an individual, a
                  limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization or a government or any department or agency thereof or any other legal entity.

                                    (xxix) "PRINCIPAL" means the outstanding
                  principal amount of this Note as of any date of determination.

                                    (xxx) "PRIORITY NOTES BALANCE" means, as of
                  the date of any determination, the aggregate outstanding principal amount of all the Notes that have a Fixed Maturity Date that is later than the Fixed Maturity Date of this Note, together with all accrued but unpaid interest thereon.

                                    (xxxi) "PRINCIPAL MARKET" means, with
                  respect to the Common Stock or any other security, the NASDAQ National Market or if the Common Stock or such other security, as the case may be, is not traded on the NASDAQ National Market, then the principal securities exchange or trading market for the Common Stock or such other security.

                                    (xxxii) "REGISTRABLE SECURITIES" for
                  purposes of this Note means Shares issued or issuable upon conversion of this Note, and any shares of capital stock issued or issuable with respect to such Shares as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise, without regard to any limitations on conversions of this Note.

                                    (xxxiii) "REGISTRATION RIGHTS AGREEMENT"
                  means that certain registration rights agreement, dated as of January 13, 2005, among the Company and the initial holders of the Notes relating to the filing of registration statements covering, among other things, the resale of Registrable Securities, as such agreement may be amended from time to time as provided in such agreement.

                                    (xxxiv) "REGISTRATION STATEMENT" means a
                  registration statement or registration statements filed under the 1933 Act pursuant to the Registration Rights Agreement covering the resale of Registrable Securities.

                                    (xxxx) "SEC" means the United States
                  Securities and Exchange Commission, or any successor thereto.

                                    (xxxvi) "SECURITY AGREEMENT" means that
                  certain security agreement among the Company, its Active Subsidiaries and the initial holders of the Notes relating to the granting by the Company and the Subsidiaries of a first-priority security interest in all the assets of the Company and its Active Subsidiaries, as such agreement may be amended from time to time as provided in such agreement.

                                    (xxxvii) "SECURITY DOCUMENTS" means any
                  agreement, document or instrument executed concurrently herewith or at any time hereafter pursuant to which the Company, its Active Subsidiaries or any other Person either
                  (i) guarantees payment or performance of all or any portion of the obligations hereunder or under any other instruments delivered in connection with the transactions contemplated hereby and by the Securities Purchase Agreement, and/or (ii) provides, as security for all or any portion of such obligations, a Lien on any of its assets in favor of the Holder, as any or all of the same may be amended, supplemented, restated or otherwise modified from time to time.

                                    (xxxviii) "SERIES ALLOCATION PERCENTAGE"
                  means, with respect to each holder of Notes of the same Series as this Note, a fraction of which the numerator is the aggregate principal amount of Notes of such Series initially purchased by such holder on the Issuance Date and of which the denominator is the aggregate principal amount of Notes of such Series purchased by all holders on the Issuance Date.

                                    (xxxix) "SERVICES BUSINESS FREE CASH FLOW"
                  means, as of the date of any determination, the result of (A) the consolidated net operating income before interest, taxes, depreciation and amortization of the oil field services segment of the operations of the Company and its Subsidiaries (as such segment is described in the Company's annual report on Form 10-K for the year ended December 31, 2003), excluding net operating income derived from the Company and its affiliates, for the 12-month period ended on such date of determination, plus (B) the aggregate amount of interest, service charges and fees paid by the Company in connection with the LaSalle Facility and the mortgage Indebtedness of Consolidated Oil Well Services, Inc. listed on Schedule 4(u) to the Securities Purchase Agreement prior to December 31, 2004 but during the 12-month period ended on such date of determination, minus (C) all capital expenditures not funded solely out of the proceeds of Permitted Subordinate Debt or issuances of non-redeemable capital stock of the Company, interest and income taxes, in each case, of such segment for such 12-month period, all as determined in accordance with GAAP applied on a consistent basis and disclosed in the Company's most recently filed quarterly report on Form 10-Q and/or annual report on Form 10-K, as applicable.

                                    (xxxx) "SERVICES BUSINESS REVENUE" means, as
                  of the date of any determination, the consolidated revenue from the oil field services segment of the operations of the Company and its Subsidiaries (as such segment is described in the Company's annual report on Form 10-K for the year ended December 31, 2003) excluding net revenue derived from the Company and its affiliates, for the 12-month period ended on such date of determination, determined in accordance with GAAP applied on a consistent basis and disclosed in the Company's most recently filed quarterly report on Form 10-Q and/or annual report on Form 10-K, as applicable.

                                    (xli) "SHARES" means shares of Common Stock.

                                    (xlii) "TRADING DAY" means any day on which
                  the Common Stock is traded on its Principal Market; provided that "Trading Day" shall not include any day on which the Principal Market is open for trading for less than 4.5 hours.

                                    (xliii) "WARRANTS" means the warrants issued
                  to the holders of the Notes pursuant to the Securities Purchase Agreement, and all warrants issued in exchange or substitution therefor or replacement thereof pursuant to the terms of such warrants or the Securities Purchase Agreement.

                                    (xliv) "WEIGHTED AVERAGE PRICE" means, for
                  any security as of any date, the dollar volume-weighted average price for such security on its Principal Market during the period beginning at 9:30 a.m. New York City time (or such other time as its Principal Market publicly announces is the official open of trading) and ending at 4:00 p.m. New York City time (or such other time as its Principal Market publicly announces is the official close of trading) as reported by Bloomberg through its "Volume at Price" functions, or if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30 a.m. New York City time (or such other time as such over-the-counter market publicly announces is the official open of trading), and ending at 4:00 p.m. New York City time (or such other time as such over-the-counter market publicly announces is the official close of trading) as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the "pink sheets" by the National Quotation Bureau, Inc. If the Weighted Average Price cannot be calculated for such security on such date on any of the foregoing bases, the Weighted Average Price of such security on such date shall be the fair market value as mutually determined by the Company and the holders of Notes representing at least two-thirds (2/3) of the aggregate principal amount of the Notes then outstanding as to which such determination is being made. If the Company and the holders of the Notes representing at least two-thirds (2/3) of the aggregate principal amount of the Notes then outstanding as to which such determination is being made are unable to agree upon the fair market value of the Common Stock, then such dispute shall be resolved pursuant to Section 2(d)(iii) below with the term "Weighted Average Price" being substituted for the term "Conversion Price." All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during any period during which the Weighted Average Price is being determined.

                           (b) Holder's Conversion Right; Mandatory Redemption
at Maturity. Subject to the provisions of Section 5, at any time or times on or after the Issuance Date, the Holder shall be entitled to convert all or any part of the Principal (and the Interest Amount relating thereto) into fully paid and nonassessable Shares in accordance with Section 2(d), at the Conversion Rate (as defined in Section 2(c)). The Company shall not issue any fraction of a Share upon any conversion. If the issuance would result in the issuance of a fraction of a Share, then the Company shall round such fraction of a Share up or down to the nearest whole share (with 0.5 rounded up). If any Principal remains outstanding on the Maturity Date, then all such Principal (and the Interest Amount relating thereto) shall be redeemed as of such date in accordance with
Section 2(d)(vii).

                           (c) Conversion Rate. The number of Shares issuable
upon conversion of any portion of this Note pursuant to Section 2 shall be determined according to the following formula (the "CONVERSION RATE"):

                                Conversion Amount
                                Conversion Price

                           (d) Mechanics of Conversion. The conversion of this
Note shall be conducted in the following manner:

                                    (i) Holder's Delivery Requirements. To
                  convert a Conversion Amount into Shares on any date (the "CONVERSION DATE"), the Holder shall (A) transmit by facsimile (or otherwise deliver), for receipt on or prior to 11:59 p.m. New York City time on such date, a copy of an executed conversion notice in the form attached hereto as Exhibit I (the "CONVERSION NOTICE") to the Company, and (B) if required by Section 2(d)(viii), surrender to a common carrier for delivery to the Company, no later than three (3) Business Days after the Conversion Date, the original Note being converted (or an indemnification undertaking reasonably acceptable to the Company with respect to this Note in the case of its loss, theft or destruction).

                                    (ii) Company's Response. Upon receipt or
                  deemed receipt by the Company of a copy of a Conversion Notice, the Company (I) shall immediately send, via facsimile, a confirmation of receipt of such Conversion Notice to the Holder and the Company's designated transfer agent (the "TRANSFER AGENT"), which confirmation shall constitute an instruction to the Transfer Agent to process such Conversion Notice in accordance with the terms herein and (II) on or before the second (2nd) Business Day following the date of receipt or deemed receipt by the Company of such Conversion Notice (the "SHARE DELIVERY DATE") (A) provided that the Transfer Agent is participating in The Depository Trust Company ("DTC") Fast Automated Securities Transfer Program and provided that the Holder is eligible to receive Shares through DTC, credit such aggregate number of Shares to which the Holder shall be entitled to the Holder's or its designee's balance account with DTC through its Deposit Withdrawal Agent Commission system, or (B) if the foregoing shall not apply, issue and deliver to the address as specified in the Conversion Notice, a certificate, registered in the name of the Holder or its designee, for the number of Shares to which the Holder shall be entitled. If this Note is submitted for conversion, as may be required by Section 2(d)(viii), and the Principal represented by this Note is greater than the Principal being converted, then the Company shall, as soon as practicable and in no event later than three (3) Business Days after receipt of this Note (the "NOTE DELIVERY DATE") and at its own expense, issue and deliver to the Holder a new Note representing the Principal not converted.

                                    (iii) Dispute Resolution. In the case of a
                  dispute as to the determination of the Conversion Price or the arithmetic calculation of the Conversion Rate, the Company shall instruct the Transfer Agent to issue to the Holder the Shares representing the number of Shares that is not disputed and shall transmit an explanation of the disputed determinations or arithmetic calculations to the Holder via facsimile within two (2) Business Day of receipt or deemed receipt of the Holder's Conversion Notice or other date of determination. If the Holder and the Company are unable to agree upon the determination of the Conversion Price or arithmetic calculation of the Conversion Rate within one (1) Business Day of such disputed determination or arithmetic calculation being transmitted to the Holder, then the Company shall promptly (and in any event within two (2) Business Days) submit via facsimile (A) the disputed determination of the Conversion Price to an independent, reputable investment banking firm agreed to by the Company and the holders of the Notes representing at least two-thirds (2/3) of the aggregate principal amounts of the Notes then outstanding as to which such determination is being made, or (B) the disputed arithmetic calculation of the Conversion Rate to the Company's independent, outside accountant, as the case may be. The Company shall direct the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than two (2) Business Days from the time it receives the disputed determinations or calculations. Such investment bank's or accountant's determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.

                                    (iv) Record Holder. The person or persons
                  entitled to receive the Shares issuable upon a conversion of this Note shall be treated for all purposes as the legal and record holder or holders of such Shares on the Conversion Date.

                                    (v) Company's Failure to Timely Convert.

                                            (A) Cash Damages. If within three
(3) Business Days after the Company's receipt of the facsimile copy of a Conversion Notice or deemed receipt of a Conversion Notice the Company shall fail to issue and deliver a certificate to the Holder for, or credit the Holder's or its designee's balance account with DTC with, the number of Shares to which the Holder is entitled upon the Holder's conversion of any Conversion Amount, or if the Company fails to issue and deliver a new Note representing the Principal to which such Holder is entitled on or before the Note Delivery Date pursuant to Section 2(d)(ii), then in addition to all other available remedies that the Holder may pursue hereunder and under the Securities Purchase Agreement (including indemnification pursuant to Section 8 thereof or at law or in equity), the Company shall pay additional damages to the Holder for each day after the Share Delivery Date such conversion is not timely effected and/or each day after the Note Delivery Date such Note is not delivered in an amount equal to 0.5% of the sum of (a) the product of (I) the number of Shares not issued to the Holder or its designee on or prior to the Share Delivery Date and to which the Holder is entitled and (II) the Weighted Average Price of the Common Stock on the Share Delivery Date (such product is referred to herein as the "SHARE PRODUCT AMOUNT"), and (b) in the event the Company has failed to deliver a Note to the Holder on or prior to the Note Delivery Date, the product of (y) the number of Shares issuable upon conversion of the Principal represented by the Note as of the Note Delivery Date and (z) the Weighted Average Price of the Common Stock on the Note Delivery Date; provided that in no event shall cash damages accrue pursuant to this Section 2(d)(v)(A) with respect to the Share Product Amount during the period, if any, in which the Conversion Price or the arithmetic calculation of the Conversion Rate is subject to a bona fide dispute that is subject to and being resolved pursuant to, and in compliance with the time periods and other provisions of, the dispute resolution provisions of
Section 2(d)(iii), provided that the Shares are delivered to the Holder within two (2) Business Days of the resolution of such bona fide dispute. Alternatively, subject to Section 2(d)(iii), at the election of the Holder made in the Holder's sole discretion, the Company shall pay to the Holder, in lieu of the additional damages referred to in the preceding sentence (but in addition to all other available remedies that the Holder may pursue hereunder and under the Securities Purchase Agreement (including indemnification pursuant to Section 8 thereof or at law or in equity)), 110% of the amount by which (A) the Holder's total purchase price (including brokerage commissions, if any) for the Shares purchased to make delivery in satisfaction of a sale by the Holder of the Shares to which the Holder is entitled but has not received upon a conversion exceeds (B) the net proceeds received by the Holder from the sale of the Shares to which the Holder is entitled but has not received upon such conversion. If the Company fails to pay the additional damages set forth in this
Section 2(d)(v)(A) within five (5) Business Days of the date incurred, then the Holder entitled to such payments shall have the right at any time, so long as the Company continues to fail to make such payments, to require the Company, upon written notice, to immediately issue, in lieu of such cash damages, the number of Shares equal to the quotient of (X) the aggregate amount of the damages payments described herein divided by (Y) the Conversion Price in effect on such Conversion Date as specified by the Holder in the Conversion Notice.

                                            (B) Void Conversion Notice;
Adjustment to Conversion Price. If for any reason the Holder has not received all of the Shares prior to the tenth (10th) Business Day after the Share Delivery Date with respect to a conversion of this Note, other than due to the limitation contained in Section 5(b) or to the pendency of a dispute being resolved in accordance with Section 2(d)(iii) (a "CONVERSION FAILURE"), then the Holder, upon written notice to the Company (a "VOID CONVERSION NOTICE"), may void its Conversion Notice with respect to, and retain or have returned, as the case may be, any portion of this Note that has not been converted pursuant to the Holder's Conversion Notice; provided that the voiding of the Holder's Conversion Notice shall not affect the Company's obligations to make any payments that have accrued prior to the date of such notice pursuant to Section 2(d)(v)(A) or otherwise.

                                            (C) Redemption. In the event of a
Conversion Failure, the Holder, upon written notice to the Company, may require that the Company redeem, in accordance with Section 3, all of the Principal, including the Principal previously submitted for conversion and with respect to which the Company has not delivered shares of Common Stock; provided that the Holder shall not be entitled to require redemption of any Principal pursuant to this clause (C) solely as a result of a Conversion Failure caused by any Principal being the subject of a bona fide dispute that is subject to and being resolved pursuant to, and in compliance with the time periods and other provisions of, the dispute resolution provisions of Section 2(d)(iii), provided the Shares are delivered to the Holder within two (2) Business Days of the resolution of such bona fide dispute.

                                    (vi) Pro Rata Conversion. In the event the
                  Company receives a Conversion Notice from more than one holder of the Notes for the same Conversion Date and the Company can convert some, but not all, of such Notes, then, subject to
                  Section 5(c), the Company shall convert from each holder of the Notes electing to have Notes converted at such time a pro rata amount of such holder's Note submitted for conversion based on the principal amount of the Note submitted for conversion on such date by such holder relative to the principal amount of the Notes submitted for conversion on such date.

                                    (vii) Mechanics of Mandatory Redemption. If
                  any Principal remains outstanding on the Maturity Date, then the Holder shall surrender this Note, duly endorsed for cancellation, to the Company, and such Principal shall be redeemed by the Company as of the Maturity Date by payment on the Maturity Date to the Holder of an amount equal to the sum of (A) 100% of such Principal plus (B) the Interest Amount with respect to such Principal.

                                    (viii) Book-Entry. Notwithstanding anything
                  to the contrary set forth herein, upon conversion of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Company unless all of the Principal is being converted. The Holder and the Company shall maintain records showing the Principal converted or redeemed and the dates of such conversions or redemptions or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Note upon each such conversion or redemption. In the event of any dispute or discrepancy, such records of the Company establishing the Principal to which the Holder is entitled shall be controlling and determinative in the absence of demonstrable error. Notwithstanding the foregoing, if this Note is converted or redeemed as aforesaid, the Holder may not transfer this Note unless the Holder first physically surrenders this Note to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Note of like tenor, registered as the Holder may request, representing in the aggregate the remaining Principal represented by this Note. The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion or redemption of any portion of this Note, the Principal of this Note may be less than the principal amount stated on the face hereof.

                           (e) Taxes. The Company shall pay any and all taxes
(excluding income taxes, franchise taxes or other taxes levied on gross earnings, profits or the like of the Holder) that may be payable with respect to the issuance and delivery of Shares upon the conversion of this Note.

                  (3) Redemption at Option of the Holder.

                           (a) Redemption Option Upon Triggering Event. In
addition to all other rights of the Holder contained herein, after a Triggering Event (as defined in Section 3(b)), the Holder shall have the right, at the Holder's option, to require the Company to redeem all or a portion of the Principal at a price ("REDEMPTION PRICE") equal to the sum of (i) 120% of such Principal plus (ii) the Interest Amount with respect to such Principal.

                           (b) Triggering Event. A "TRIGGERING EVENT" shall be
deemed to have occurred at such time as any of the following events:

                                    (i) the failure of any Note Registration
                  Statement (as defined in the Registration Rights Agreement) required to be filed pursuant to Section 2(a)(iii) or Section 2(e)(iii) of the Registration Rights Agreement to be declared effective by the SEC on or prior to the date that is 45 days after the applicable Effectiveness Deadline (as defined in the Registration Rights Agreement);

                                    (ii) while a Note Registration Statement
                  filed pursuant to Section 2(a)(iii), Section 2(a)(iv) or
                  Section 2(e)(iii) of the Registration Rights Agreement is required to be maintained effective pursuant to the terms of the Registration Rights Agreement, the effectiveness of such Note Registration Statement lapses for any reason (including the issuance of a stop order) or is unavailable to the Holder for sale of Note Registrable Securities (as defined in the Registration Rights Agreement) in accordance with the terms of the Registration Rights Agreement, and such lapse or unavailability continues for a period of five (5) consecutive Trading Days or for more than an aggregate of ten (10) Trading Days in any 365-day period (other than days during an Allowable Grace Period (as defined in the Registration Rights Agreement));

                                    (iii) the suspension from trading or failure
                  of the Common Stock to be listed on the NASDAQ National Market or the New York Stock Exchange for a period of five (5) consecutive Trading Days or for more than an aggregate of ten
                  (10) Trading Days in any 365-day period;

                                    (iv) the Company's or the Transfer Agent's
                  notice to any holder of the Notes, including by way of public announcement, at any time, of its intention not to comply with a request for conversion of any Notes into Shares that is tendered in accordance with the provisions of the Notes (excluding, however, a notice that relates solely to a bona fide dispute that is subject to and being resolved pursuant to, and in compliance with the time periods and other provisions of, the dispute resolution provisions of Section 2(d)(iii), provided neither such dispute nor such notice is publicly disclosed);

                                    (v) a Conversion Failure (as defined in
                  Section 2(d)(v)(B));

                                    (vi) upon the Company's receipt or deemed
                  receipt of a Conversion Notice, the Company not being obligated to issue Shares upon such conversion due to the provisions of Section 5(c).

                                    (vii) the Company or any of its Subsidiaries
                  breaches any representation, warranty, covenant or other term or condition of the Securities Purchase Agreement, the Registration Rights Agreement, the Warrants, this Note, the Security Documents or any other agreement, document, certificate or other instrument delivered in connection with the transactions contemplated thereby and hereby, except to the extent that such breach would not have a Material Adverse Effect (as defined in Section 3(a) of the Securities Purchase Agreement) and except, in the case of a breach of a covenant or other term that is curable, only if such breach continues for a period of at least ten (10) days after any "officer" (as such term is defined in Rule 16a-1 under the 1934 Act) of the Company, or the principal financial officer of any of the Company's Active Subsidiaries, knew or reasonably should have known of such breach; or

                                    (viii) the Company does not comply with the
                  provisions of Section 6, 7, 12 or 13 hereof or Section 4(l), 4(n), 4(o), 4(p), 4(q), 4(r), 4(s), 4(t) or 4(v) or the last sentence of Section 4(w) of the Securities Purchase Agreement.

                           (c) Mechanics of Redemption at Option of Holder.
Within one (1) Business Day after the occurrence of a Triggering Event, the Company shall deliver written notice thereof via facsimile and overnight courier ("NOTICE OF TRIGGERING EVENT") to the Holder and each holder of the Other Notes. At any time after the earlier of the Holder's receipt of a Notice of Triggering Event and the Holder's becoming aware of a Triggering Event, the Holder may require the Company to redeem up to all of the Principal by delivering written notice thereof via facsimile and overnight courier ("NOTICE OF REDEMPTION AT OPTION OF HOLDER") to the Company, which Notice of Redemption at Option of Holder shall indicate (i) the Principal that the Holder is electing to have the Company redeem from it and (ii) the applicable Redemption Price, as calculated pursuant to Section 3(a) above; provided that a Notice of Redemption at Option of Holder may only be sent during the period beginning on and including the date of the Triggering Event and ending on and including the date which is twenty
(20) Business Days after the date on which the Holder receives a Notice of Triggering Event from the Company with respect to such Triggering Event.

                           (d) Payment of Redemption Price. Upon the Company's
receipt of a Notice(s) of Redemption at Option of the Holder from any holder of the Other Notes, the Company shall promptly notify the Holder by facsimile of the Company's receipt of such notice(s). Each holder that has sent such a notice shall, if required pursuant to Section 2(d)(viii), promptly submit to the Company such holder's Note that such holder has elected to have redeemed. The Company shall deliver the applicable Redemption Price to the Holder within five
(5) Business Days after the Company's receipt of a Notice of Redemption at Option of Holder, provided that the Holder's Note shall have been so delivered to the Company. If the Company is unable to redeem all of the Notes submitted for redemption, the Company shall (i) redeem a pro rata amount from each holder of the Notes based on the principal amount of the Notes submitted for redemption by such holder relative to the aggregate principal amount of the Notes submitted for redemption by all holders of the Notes, and (ii) in addition to any remedy the Holder may have under this Note, the Securities Purchase Agreement and the Security Documents, pay to the Holder interest at the rate of the lesser of 1.5% per month (prorated for partial months) or the highest lawful maximum interest rate in respect of the unredeemed Principal until paid in full.

                           (e) Void Redemption. In the event that the Company
does not pay the Redemption Price within the time period set forth in Section 3(d), at any time thereafter and until the Company pays such unpaid Redemption Price in full, the Holder shall have the option (the "VOID OPTIONAL REDEMPTION OPTION") to, in lieu of redemption, require the Company to promptly return to the Holder any or all of the Notes or any portion thereof representing the Principal that was submitted for redemption by the Holder under this Section 3 and for which the Redemption Price (together with any interest thereon) has not been paid, by sending written notice thereof to the Company via facsimile (the "VOID OPTIONAL REDEMPTION NOTICE"). Upon the Company's receipt of such Void Optional Redemption Notice, (i) the Notice of Redemption at Option of Holder shall be null and void with respect to the Principal subject to the Void Optional Redemption Notice, and (ii) the Company shall immediately return to the Holder any Note subject to the Void Optional Redemption Notice.

                           (f) Disputes; Miscellaneous. In the event of a bona
fide dispute as to the determination of the arithmetic calculation of the Redemption Price, such dispute shall be resolved pursuant to Section 2(d)(iii) above, with the term "Redemption Price" being substituted for the term "Conversion Rate." A holder's delivery of a Void Optional Redemption Notice and exercise of its rights following such notice shall not affect the Company's obligations to make any payments that have accrued prior to the date of such notice. In the event of a redemption pursuant to this Section 3 of less than all of the Principal, the Company shall promptly cause to be issued and delivered to the Holder a Note representing the remaining Principal that has not been redeemed, if necessary.

                  (4) Other Rights of the Holders.

                           (a) Reorganization, Reclassification, Consolidation,
Merger or Sale. Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company's assets to another Person or other transaction that is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock is referred to herein as "ORGANIC CHANGE." Prior to the consummation of any (i) sale of all or substantially all of the Company's assets to an acquiring Person (including, for the avoidance of doubt, the sale of all or substantially all of the assets of the Company's Subsidiaries in the aggregate) or (ii) other Organic Change following which the Company is not a surviving entity, the Company will secure from the Person purchasing such assets or the successor resulting from such Organic Change (in each case, the "ACQUIRING ENTITY") a written agreement, in form and substance satisfactory to the holders representing at least two-thirds (2/3) of the aggregate principal amount of the Notes then outstanding, to deliver to the Holder in exchange for this Note, a security of the Acquiring Entity evidenced by a written instrument substantially similar in form and substance to this Note and satisfactory to the holders representing at least two-thirds (2/3) of the aggregate principal amount of the Notes then outstanding. Prior to the consummation of any other Organic Change, the Company shall make appropriate provision (in form and substance satisfactory to the holders representing at least two-thirds (2/3) of the aggregate principal amount of the Notes then outstanding) to ensure that the Holder will thereafter have the right to acquire and receive in lieu of or in addition to (as the case may be) the

Shares immediately theretofore acquirable and receivable upon the conversion of this Note (without regard to any limitations or restrictions on conversion) such shares of stock, securities or assets that would have been issued or payable in such Organic Change with respect to or in exchange for the number of Shares that would have been acquirable and receivable upon the conversion of this Note as of the date of such Organic Change (without taking into account any limitations or restrictions on the conversion of this Note).

                           (b) Optional Redemption Upon Change of Control. In
addition to the rights of the Holder under Section 4(a), upon a Change of Control (as defined below) of the Company the Holder shall have the right, at the Holder's option, to require the Company to redeem all or a portion of the Principal at a price equal to 105% (or 115% in the case of an event satisfying the definition of Change of Control pursuant to subsection (iii) below) of the Principal plus the Interest Amount with respect to such Principal (the "CHANGE OF CONTROL REDEMPTION PRICE"). No sooner than thirty (30) nor later than twenty
(20) Business Days prior to the consummation of a Change of Control, but not prior to the public announcement of such Change of Control, the Company shall deliver written notice thereof via facsimile and overnight courier (a "NOTICE OF CHANGE OF CONTROL") to the Holder. At any time during the period beginning after receipt of a Notice of Change of Control (or, in the event a Notice of Change of Control is not delivered at least twenty (20) Business Days prior to a Change of Control, at any time on or after the date which is twenty (20) Business Days prior to a Change of Control) and ending on the date of such Change of Control, the Holder may require the Company to redeem all or a portion of the Principal by delivering written notice thereof via facsimile and overnight courier (a "NOTICE OF REDEMPTION UPON CHANGE OF CONTROL") to the Company, which Notice of Redemption Upon Change of Control shall be irrevocable (provided that the Company complies with its obligations under this Section 4(b)) and shall indicate (i) the Principal that the Holder is submitting for redemption, and
(ii) the applicable Change of Control Redemption Price, as calculated pursuant to this Section 4(b). Upon the Company's receipt of a Notice(s) of Redemption Upon Change of Control from any holder of the Other Notes, the Company shall promptly, but in no event later than one (1) Business Day following such receipt, notify the Holder by facsimile of the Company's receipt of such Notice(s) of Redemption Upon Change of Control. The Company shall deliver the Change of Control Redemption Price simultaneously with the consummation of the Change of Control; provided that, if required by Section 2(d)(viii), this Note shall have been so delivered to the Company. The Company shall not enter into any binding agreement or other arrangement with respect to a Change of Control unless the Company provides that the payments provided for in this Section 4(b) shall have priority to payments to stockholders in connection with such Change of Control and the Company complies with such provision. For purposes of this
Section 4(b), "CHANGE OF CONTROL" means (i) the consolidation, merger or other business combination of the Company with or into another Person (other than (A) a consolidation, merger or other business combination in which holders of the Company's voting power immediately prior to the transaction continue after the transaction to hold, directly or indirectly, a majority of the combined voting power of the surviving entity or entities entitled to vote generally for the election of a majority of the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities, or (B) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company), (ii) the sale or transfer of all or substantially all of the Company's assets (including, for the avoidance of doubt, the sale of all or substantially all of the assets of the Company's Subsidiaries in the aggregate) or (iii) the consummation of a purchase, tender or exchange offer made to and accepted by the holders of more than the 50% of the outstanding Shares.

                  (5) Limitations on Conversion.

                           (a) Permitted Conversions. The Holder shall not have
the right to convert this Note except (i) at any time after the Holder delivers a Void Optional Redemption Notice pursuant to Section 3(e), (ii) at any time after the Holder delivers a Void Acceleration Notice pursuant to Section 11(c),
(iii) at any time after an Event of Default (as defined in Section 11(a)) arising from an event described in clause (v) or (vi) of Section 11(a), and (iv) in connection with a Company Alternative Conversion pursuant to Section 8, including in connection with an Interest Conversion pursuant to Section 6 or a Mandatory Compliance Conversion pursuant to Section 13.

                           (b) 4.99% Limitation. The Company shall not effect
any conversion of this Note and the Holder shall not have the right to convert Principal or any Interest Amount in excess of that portion of the Principal Amount or any Interest Amount that, upon giving effect to such conversion, would cause the aggregate number of Shares beneficially owned by the Holder and its affiliates to exceed 4.99% of the total outstanding Shares following such conversion or issuance of Interest Shares. For purposes of the foregoing proviso, the aggregate number of Shares beneficially owned by the Holder and its affiliates shall include the Shares issuable upon conversion of this Note, with respect to which the determination of such proviso is being made, but shall exclude the Shares that would be issuable upon (i) conversion of the remaining, unconverted Principal and any Interest Amount with respect thereto beneficially owned by the Holder and its affiliates and (ii) exercise, conversion or exchange of the unexercised, unconverted or unexchanged portion of any other securities of the Company (including any warrants or convertible preferred stock) subject to a limitation on conversion, exercise or exchange analogous to the limitation contained herein beneficially owned by the Holder and its affiliates. Except as set forth in the preceding sentence, for purposes of this Section 5, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the "1934 ACT"). For purposes of this Section 5(b), in determining the number of outstanding Shares the Holder may rely on the number of outstanding Shares as reflected in (1) the Company's most recent quarterly report on Form 10-Q, or annual report on Form 10-K, as the case may be, (2) a more recent public announcement by the Company or (3) any other notice by the Company or the transfer agent for the common stock setting forth the number of Shares outstanding. Upon the written request of the Holder, the Company shall promptly, but in no event later than two (2) Business Days following the receipt of such request, confirm in writing to the Holder the number of Shares then outstanding. In any case, the number of outstanding Shares shall be determined after giving effect to the conversion, exercise or exchange of securities of the Company, including the Notes and the Warrants, by the Holder and its affiliates since the date as of which such number of outstanding Shares was reported. For purposes of determining the maximum number of Shares that the Company may issue to the Holder pursuant to Section 5(b) upon conversion of this Note on a particular Conversion Date, Holder's delivery of a Conversion Notice with respect to such conversion shall constitute a representation (on which the Company may rely without investigation) by the Holder that, upon the issuance of the Shares to be issued to it on such Conversion Date, the shares of Common Stock beneficially owned by the Holder and its affiliates shall not exceed 4.99% of the total outstanding Shares immediately after giving effect to such conversion, as determined in accordance with this Section 5(b).

                           (c) Limitation on Number of Shares Issuable
Hereunder. The Company shall not be obligated to issue any Shares upon conversion of this Note if the issuance of such Shares would exceed that number of Shares which the Company may issue upon conversion of the Notes and upon exercise of the Warrants (the "EXCHANGE CAP") without breaching the Company's obligations under the rules or regulations of the Principal Market, except that such limitation shall not apply in the event that the Company (a) obtains Shareholder Approval or (b) obtains a written opinion from outside counsel to the Company that such approval is not required, which opinion shall be reasonably satisfactory to the Holders representing at least two-thirds (2/3) of the aggregate principal amount of the Notes then outstanding. Until Shareholder Approval or such written opinion is obtained, no purchaser of Notes pursuant to the Securities Purchase Agreement (the "PURCHASERS") shall be issued, upon conversion of, or as interest on, this Note, a number of Shares greater than the product of (i) the difference of (x) the Exchange Cap, minus (y) the sum of (A) the aggregate number of Shares that have been issued upon exercise of any Warrants or upon conversion of any Notes prior to the date of such determination and (B) 120% of the Shares issuable as of the date of such determination upon exercise of all Warrants then outstanding, multiplied by (ii) such Purchaser's Allocation Percentage (the "CAP ALLOCATION AMOUNT"). In the event that any Purchaser shall sell or otherwise transfer any of such Purchaser's Notes, the transferee shall be allocated a pro rata portion of such Purchaser's Cap Allocation Amount. In the event that any holder of Notes shall convert all of such holder's Notes and exercise all of such holder's Warrants into a number of Shares in an amount which, in the aggregate, is less than such holder's Cap Allocation Amount, then the difference between such holder's Cap Allocation Amount and the number of Shares actually issued to such holder upon conversion of such holder's Notes and exercise of such holder's Warrants shall be allocated to the respective Cap Allocation Amounts of the remaining holders of Notes and Warrants on a pro rata basis in proportion to the aggregate number of Shares issuable upon conversion of the Notes and exercise of the Warrants then held by each such Holder.

                  (6) Interest. Interest shall be payable on each Interest Payment Date, to the record holder of this Note on such Interest Payment Date, in cash or, as permitted by the provisions of Section 8, by electing to convert such Interest by giving a Company Alternative Conversion Notice (as defined below) at least five (5) Business Days prior to such Interest Payment Date (each an "INTEREST CONVERSION ELECTION") for a Company Alternative Conversion with respect to an Interest Amount equal to the entire amount of such Interest (the "INTEREST CONVERSION AMOUNT") in accordance with, and subject to the conditions and requirements of, Section 8 (an "INTEREST CONVERSION"). If the Company does not make an Interest Conversion Election with respect to such Interest, such Interest shall be paid in cash. The Company may only make an Interest Conversion Election if it makes the same election with respect to all the Notes of the same Series. An Interest Conversion Election shall be irrevocable by the Company.

Upon delivery of an Alternative Conversion Notice with respect to an Interest Conversion Amount, the Company shall comply with the provisions of Sections 8. Any accrued and unpaid Interest which is not paid within five (5) Business Days of such accrued and unpaid Interest's Interest Payment Date shall bear interest at the rate of the lesser of 1.5% per month (prorated for partial months) or the highest lawful maximum interest rate per annum from such Interest Payment Date until the same is paid in full (the "DEFAULT INTEREST"). The Company shall pay any and all taxes (excluding income taxes, franchise taxes or other taxes levied on gross earnings, profits or the like of the Holder) that may be payable with respect to the issuance and delivery of Interest Shares.

                  (7) Company Alternative Redemption.

                           (a) General. At any time after Issuance Date, the
Company shall have the right to redeem some or all of the Principal (a "COMPANY ALTERNATIVE REDEMPTION") (excluding Principal that is part of a Pro Rata Conversion Amount relating to a Company Alternative Conversion Notice Date occurring prior to the Company Alternative Redemption Notice Date) for an amount in cash equal to the product of (A) the applicable Company Alternative Redemption Rate and (B) the sum of (i) the Principal being redeemed pursuant to this Section 7 and (ii) the Interest Amount with respect to such Principal as of the Company Alternative Redemption Date (as defined below) (the "COMPANY ALTERNATIVE REDEMPTION PRICE"); provided that the Conditions to Company Alternative Redemption (as set forth in Section 7(c)) and the conditions of this
Section 7(a) and Section 7(b) are satisfied (or waived in writing by the Holder). The Company may exercise its right to Company Alternative Redemption by delivering to the Holder written notice (the "COMPANY ALTERNATIVE REDEMPTION NOTICE") at least five (5) Business Days prior to the date of consummation of such redemption ("COMPANY ALTERNATIVE REDEMPTION DATE"). The date on which the Holder receives the Company Alternative Redemption Notice is referred to as the "COMPANY ALTERNATIVE REDEMPTION NOTICE DATE." A Company Alternative Redemption Notice shall be irrevocable by the Company. If the Company elects a Company Alternative Redemption pursuant to this Section 7(a), then it must simultaneously take the same action with respect to all of the Other Notes of the same Series as this Note. If the Company elects a Company Alternative Redemption (and similar action under Other Notes of the same Series) with respect to less than all of the aggregate principal amount of Notes of such Series then outstanding, then the Company shall elect to redeem a principal amount (together with the related Interest Amount) from each of the holders of Notes of such Series equal to the product of (I) the aggregate principal amount of the Notes of such Series that the Company has elected to redeem pursuant to this Section 7 (or the similar provisions of such Other Notes), multiplied by
(II) the Holder's Series Allocation Percentage (such amount with respect to each holder of the Notes is referred to as its "PRO RATA REDEMPTION AMOUNT" and with respect to the Holder is referred to as the Pro Rata Redemption Amount). In the event that the initial holder of any Notes of such Series shall sell or otherwise transfer any of such holder's Notes, the transferee shall be allocated a pro rata portion of such holder's Series Allocation Percentage. The Company Alternative Redemption Notice shall state (i) the date selected by the Company for the Company Alternative Redemption Date in accordance with this Section 7(a), (ii) the aggregate principal amount of Notes of such Series that the Company has elected to redeem from all of the holders of Notes of such Series pursuant to this Section 7 and (iii) each holder's Pro Rata Redemption Amount of the principal amount of Notes of such Series the Company has elected to redeem pursuant to this Section 7(a).

                           (b) Mechanics of Company Alternative Redemption. If
the Company has exercised its right to Company Alternative Redemption in accordance with Section 7(a) and the conditions of this Section 7 are satisfied on the Company Alternative Redemption Date (including the Conditions to Company Alternative Redemption as set forth in Section 7(c)) (or waived in writing by the Holder), then the Holder's Pro Rata Redemption Amount, if any, that remains outstanding on the Company Alternative Redemption Date shall be redeemed by the Company on such Company Alternative Redemption Date by the payment by the Company to the Holder on such Company Alternative Redemption Date, by wire transfer of immediately available funds, of an amount equal to the Company Alternative Redemption Price for the Holder's Pro Rata Redemption Amount. Notwithstanding anything contained herein to the contrary, no notice delivered by the Company to any Holder regarding a Condition to Company Alternative Redemption shall contain any material non-public information.

                           (c) Conditions to Company Alternative Redemption. For
purposes of this Section 7, "CONDITIONS TO COMPANY ALTERNATIVE REDEMPTION" means the following conditions: (i) during the period beginning on and including the Issuance Date and ending on and including the applicable Company Alternative Redemption Date, there shall not have occurred either (x) the public announcement of a pending, proposed or intended Change of Control that has not been abandoned, terminated or consummated and publicly disclosed as such at least ten (10) Trading Days prior to the Company Alternative Redemption Notice Date or (y) a Triggering Event or an Event of Default, or an event that with the passage of time or the giving of notice and without being cured would constitute a Triggering Event or an Event of Default; and (ii) on each day during the period beginning 90 days prior to the Company Alternative Redemption Notice Date and ending on and including the applicable Company Alternative Redemption Date, the Company and its Subsidiaries otherwise shall have been in compliance with in all material respects and shall not have breached or been in breach in any material respect of any provision or covenant of the Securities Purchase Agreement or any of the other Transaction Documents.

                           (d) Remedies. In the event that the Company does not
pay the Company Alternative Redemption Price in full for the Holder's Pro Rata Redemption Amount on the Company Alternative Redemption Date and the Conditions to Company Alternative Redemption were satisfied, or to the extent not satisfied, were waived by the Holder, then in addition to any remedy the Holder may have under this Note and the Securities Purchase Agreement (including indemnification pursuant to Section 8 thereof or at law or in equity), the Company Alternative Redemption Price payable in respect of such unredeemed Pro Rata Redemption Amount shall bear interest at the rate of the lesser of 1.5% per month (prorated for partial months) and the highest lawful maximum interest rate.

                  (8) Company Alternative Conversion.

                           (a) General. After the date that is ten (10) Trading
Days after the

Registration Statement has been declared effective by the SEC, the Company shall have the right, in accordance with the terms and subject to the conditions of this Section 8 (and, in the case of any Interest Conversion Amount, Section 6, and, in the case of any Mandatory Compliance Amount, Section 13) and provided that the Conditions to Company Alternative Conversion (as set forth below) are satisfied, to require that all or any portion of the Principal (together with the Interest Amount with respect thereto) or any Interest payable on any Interest Payment Date be converted at the applicable Conversion Price (a "COMPANY ALTERNATIVE CONVERSION"). The Company may exercise its right to elect a Company Alternative Conversion by delivering to the Holder written notice thereof (a "COMPANY ALTERNATIVE CONVERSION NOTICE") at least five (5) Business Days prior to the first Trading Day of the Company Alternative Conversion Period (as defined below). The date on which the Holder receives the Company Alternative Conversion Notice, as applicable is referred to as the "COMPANY ALTERNATIVE CONVERSION NOTICE DATE"). If the Company elects a Company Alternative Conversion (including an Interest Conversion pursuant to Section 6 or a Mandatory Compliance Conversion pursuant to Section 13) pursuant to this
Section 8, then it must simultaneously take the same action with respect to all of the Other Notes of the same Series. The Company shall require conversion of a Conversion Amount from each holder of Notes of such Series equal to (x) the product of (I) the aggregate principal amount of Notes of such Series that the Company has elected to convert pursuant to this Section 8 (or the similar provisions of such Other Notes), together with the Interest Amount thereon, multiplied by (II) such holder's Series Allocation Percentage or (y) in the case of an Interest Conversion, the Interest Conversion Amount (such Conversion Amount with respect to each such holder is referred to as its "PRO RATA CONVERSION AMOUNT"). The Company Alternative Conversion Notice shall indicate the number of consecutive Trading Days selected by the Company during which the Holder must convert its Pro Rata Conversion Amount (the "COMPANY ALTERNATIVE CONVERSION PERIOD") and the date of the first day of the Company Alternative Conversion Period, which date must be at least five (5) Business Days after the Company Alternative Conversion Notice Date, provided that (I) the Company Alternative Conversion Period shall be at least ten (10) Trading Days and no more than thirty (30) Trading Days, (II) in the case of a Company Alternative Conversion that is a Mandatory Compliance Conversion under Section 13 or an Interest Conversion under Section 6, the Company Alternative Conversion Period shall be the twenty (20) consecutive Trading Days commencing five (5) Business Days after such Company Alternative Conversion Notice Date, and (III) any Company Alternative Conversion Period set forth in any Company Alternative Conversion Notice given pursuant to any Other Notes on the same day shall be the same as the Company Alternative Conversion Period set forth in the Company Alternative Conversion Notice given pursuant to this Note. The Company Alternative Conversion Notice shall also indicate the date selected by the Company for the last Trading Day of the Company Alternative Conversion Period, which is the last date by which the Holder must convert its Pro Rata Conversion Amount (the "FINAL COMPANY ALTERNATIVE CONVERSION Date"), (x) the aggregate principal amount (or Interest in the case of an Interest Conversion Election) of the Series of Notes that the Company has elected to convert from all the holders of Notes of such Series pursuant to this Section 8 (or other similar provisions in such Other Notes), and (y) each holder's Pro Rata Conversion Amount.

         (b) Mechanics of Company Alternative Conversion. If the Company has exercised its right to Company Alternative Conversion in accordance with Section 8(a) and
Section 6 or 13, as applicable, and the conditions of this Section 8 are satisfied (or waived in writing by the Holder) on the Company Alternative Conversion Notice Date and at each time the Holder delivers a Conversion Notice or is deemed to have delivered a Conversion Notice with respect to any portion of the Pro Rata Conversion Amount (a "COMPANY ALTERNATIVE CONVERSION DATE") (including the Conditions to Company Alternative Conversion as set forth in Section 8(c)), then, subject to Sections 5 and 8(d), the Holder shall convert the Pro Rata Conversion Amount, together with any Interest Amount with respect to the allocable portion of principal represented by such Pro Rata Conversion Amount accruing through and including the applicable Conversion Date, in whole or in part and at such time or times as the Holder, in its sole discretion determines, during the Company Alternative Conversion Period; provided, however, that the Holder shall not be permitted to convert during the Company Alternative Conversion Period, any portion of the Conversion Amount that exceeds the product of (i) the Holder's Series Allocation Percentage and (ii) twenty percent (20%) of the sum of the daily dollar trading volume (as reported by Bloomberg) of the Common Stock on its Principal Market on each of the Trading Days during the Company Alternative Conversion Period (such limitation, the "VOLUME CONVERSION RESTRICTION Amount"). In the event any Pro Rata Conversion Amount has not been converted by the Holder prior to the Final Company Alternative Conversion Date, then, subject to the limitations set forth in Sections 5 and 8(e), the remaining Pro Rata Conversion Amount shall be converted as of the Final Company Alternative Conversion Date, as if the Holder had delivered a Conversion Notice pursuant to Section 2 with respect to such Pro Rata Conversion Amount on the Final Company Alternative Conversion Date but without the Holder being required to actually deliver such Conversion Notice, provided that the Conditions to Company Alternative Conversion are satisfied (or waived in writing by the Holder) on the Final Company Alternative Conversion Date. In the event that the Conditions to Company Alternative Conversion are not satisfied on the Final Company Alternative Conversion Date (and, for the avoidance of doubt, on each day during the Company Alternative Conversion Period), then the Company Alternative Conversion shall be null and void with respect to all or any part designated by the Holder of the unconverted Pro Rata Conversion Amount and the Holder shall be entitled to all the rights of a holder of this Note with respect to such amount of the Pro Rata Conversion Amount and, accordingly, shall be subject to all the other provisions of this Note, including that if such amount remains outstanding on the Maturity Date, then the Company shall redeem the Principal represented by such amount in accordance with Section 2(d)(vii), unless such Pro Rata Conversion Amount is an Interest Conversion Amount, a Mandatory Compliance Amount or an Excluded Amount, in which the case Company shall be deemed to have given a Company Alternative Redemption Notice with respect to such unconverted Pro Rata Conversion Amount (and, for purposes of Section 7(a), shall be entitled to give such Company Alternative Redemption Notice), and such amount shall be redeemed or paid by the Company within five
(5) Business Days in accordance with Section 7. Notwithstanding the foregoing, at any time during a Company Alternative Conversion Period that does not relate to an Interest Conversion or a Mandatory Compliance Conversion, the Company may give written notice to the Holder of termination of such Company Alternative Conversion Period, provided that the Company gives the same notice to all holders of Notes of this Series, and in such case, such Company Alternative Conversion Period shall terminate at the end of the first Business Day following the Holder's receipt of such notice of termination, the Company Alternative Conversion shall be null and void with respect to any part of the Pro Rata Conversion Amount that has not been converted as of such termination of the Company Alternative Conversion Period (by delivering a Conversion Notice on or prior to the first Business Day following the Holder's receipt of such notice of termination), and the Holder shall be entitled to all the rights of a holder of the Note with respect to such amount of the Pro Rata Conversion Amount and, accordingly, shall be subject to all the other provisions of this Note, including that if such amount remains outstanding on the Maturity Date, then the Company shall redeem the Principal represented by such amount in accordance with Section 2(d)(vii). Notwithstanding anything contained herein to the contrary, no notice delivered by the Company to any Holder regarding a Condition to Company Alternative Conversion shall contain any material non-public information.

                           (c) Conditions to Company Alternative Conversion.
"CONDITIONS TO COMPANY ALTERNATIVE CONVERSION" means the following conditions:
(i) except in the case of an Interest Conversion or Mandatory Compliance Conversion, the aggregate principal amount of the Notes of any Series selected for conversion by the Company as reflected in the Company Alternative Conversion Notice is at least $500,000 (or, if less, the aggregate principal amount of the Notes of such Series then outstanding); (ii) none of the Expected Trading Days during the Company Alternative Conversion Period to which the Company Alternative Conversion Notice relates shall be Expected Trading Days in any Company Alternative Conversion Period as to which another Company Alternative Conversion Notice has been given pursuant to this Note or any Other Notes; (iii) the aggregate Conversion Amount of the Notes selected for conversion by the Company as reflected in the Company Alternative Conversion Notice shall not exceed fifteen percent (15%) of the product of (I) the arithmetic average of the daily dollar trading volume (as reported by Bloomberg) of the Common Stock on its Principal Market over the twenty (20) consecutive Trading Days ending on and including the date that is immediately preceding the Company Alternative Conversion Notice Date multiplied by (II) the number of Expected Trading Days during the Company Alternative Conversion Period to which the Company Alternative Conversion Notice relates; (iv) the Company shall not have delivered the Company Alternative Conversion Notice during any other Company Alternative Conversion Period nor, except in the case of a Company Alternative Conversion being effected for purposes of a Mandatory Compliance Conversion under Section 13, within twenty (20) Trading Days after the previous Final Company Alternative Conversion Date; (v) during the period beginning on and including the Issuance Date and ending on and including the Company Alternative Conversion Date, there shall not have occurred either (x) the public announcement of a pending, proposed or intended Change of Control that has not been abandoned, terminated or consummated and publicly disclosed as such at least ten (10) Trading Days prior to the Company Alternative Conversion Date or (y) a Triggering Event or an Event of Default (as defined in Section 11); (v) during the period beginning on the Issuance Date and ending on and including the Company Alternative Conversion Date, the Company shall have delivered Shares upon conversion of the Notes and upon exercise of the Warrants on a timely basis as set forth in Section 2(d)(ii) of the Notes and Section 2(a) of the Warrants, respectively; (vi) on each day during the period beginning on and including the date that is forty-five (45) days prior to the Company Alternative Conversion Notice Date and ending on and including the applicable Company Alternative Conversion Date, the Common Stock is listed on the NASDAQ National Market or the New York Stock Exchange and the Common Stock has not been suspended from trading on the NASDAQ National Market or the New York Stock Exchange nor shall delisting or suspension by the NASDAQ National Market or the New York Stock Exchange have been threatened either (A) in writing by the NASDAQ National Market or the New York Stock Exchange or (B) by falling below the minimum listing maintenance requirements of the NASDAQ National Market or the New York Stock Exchange; (vii) on each day during the period beginning on and including the date that is ten (10) days prior to the Company Alternative Conversion Notice Date and ending on and including the Company Alternative Conversion Date, a Registration Statement shall be effective and available for the sale of not less 150% of the Registrable Securities issuable upon conversion as of the Company Alternative Conversion Notice Date of the aggregate Conversion Amount selected for conversion by the Company as reflected in the Company Alternative Conversion Notice, in accordance with the Registration Rights Agreement, and there shall not have been any Grace Period applicable to such Registration Statement (as defined in the Registration Rights Agreement); (viii) on each day during the period beginning ninety (90) days prior to the Company Alternative Conversion Notice Date, the Company and its Subsidiaries otherwise shall have been in compliance with in all respects and shall not have breached or been in breach of any provision or covenant of the Notes or any other Transaction Documents; and (ix) the Company shall have obtained all requisite approvals of its stockholders for the issuance of the Shares to the holders of the Notes.

                           (d) Company Alternative Conversion Floor. If the
Weighted Average Price of the Common Stock during the applicable Company Alternative Conversion Period falls below $4.00 (subject to adjustment for stock splits, stock dividends, stock combinations and other similar events after the date of the Securities Purchase Agreement) or such higher price (which shall not exceed 85% of the lesser of (i) the arithmetic average of the Weighted Average Price of the Common Stock on each of the five (5) Trading Days immediately preceding the Company Alternative Conversion Notice Date and (ii) the Weighted Average Price on the Trading Day immediately preceding the Company Alternative Conversion Notice Date) as provided by the Company in the applicable Company Alternative Conversion Notice (the "COMPANY ALTERNATIVE CONVERSION TRIGGER PRICE"), then any Company Alternative Conversion pursuant to Section 8(b) shall automatically terminate with respect to any Pro Rata Conversion Amount that is not subject to a Conversion Notice delivered to the Company on or prior to the Company Alternative Conversion Floor Trigger Date (as defined below), in accordance with this Section 8(d). The Company Alternative Conversion Trigger Price shall be subject to adjustment for any stock dividend, stock split, stock combination or other similar transaction. The first Trading Day, if any, during the applicable Company Alternative Conversion Period on which the Weighted Average Price of the Common Stock is less than the Company Alternative Conversion Trigger Price shall constitute a "COMPANY ALTERNATIVE CONVERSION FLOOR TRIGGER DATE" with respect to such Company Alternative Conversion Period. On the first day immediately following the Company Alternative Conversion Floor Trigger Date the Company Alternative Conversion shall be null and void with respect any portion of the Pro Rata Conversion Amount that the Holder has not converted on or prior to the Company Alternative Conversion Floor Trigger Date (by delivering a Conversion Notice on or prior to the Company Alternative Conversion Floor Trigger Date), and the holder shall be entitled to all the rights of a holder of this Note with respect to such amount of the Pro Rata Conversion Amount and, accordingly, shall be subject to all the other provisions of this Note, including that if such amount remains outstanding on the Maturity Date, then the Company shall redeem the Principal represented by such amount in accordance with Section 2(d)(vii), unless such Pro Rata Conversion Amount is an Interest Conversion Amount, a Mandatory Compliance Amount or an Excluded Amount, in which case the Company shall be deemed to have given a Company Alternative Redemption Notice with respect to such unconverted Pro Rata Conversion Amount (and, for purposes of Section 7(a) shall be entitled to give such Company Alternative Conversion Notice), and such amount shall be redeemed or paid by the Company within two (2) Business Days of the Company Alternative Conversion Floor Trigger Date in accordance with Section 7.

                           (e) Company Alternative Conversion Period Volume
Limitations. Notwithstanding anything contained in this Section 8 to the contrary, on the applicable Final Company Alternative Conversion Date, (i) the Holder shall not be required (but shall be permitted subject to clause (ii) of this Section 8(e)) to convert (and shall not be deemed, solely as a result of
Section 8(b), to have converted) any portion of the Pro Rata Conversion Amount on the applicable Final Company Alternative Conversion Date in excess of the difference between (A) the product of (I) the Holder's Series Allocation Percentage and (II) ten percent (10%) of the sum of the daily dollar trading volume (as reported by Bloomberg) of the Common Stock on its Principal Market on each of the Trading Days during the Company Alternative Conversion Period, minus
(B) any Pro Rata Conversion Amount converted by the Holder during the Company Alternative Conversion Period and (ii) the Holder shall neither be required nor permitted to convert (and shall not be deemed, solely as a result of Section 8(b) to have converted) any portion of the Pro Rata Conversion Amount on the applicable Final Company Alternative Conversion Date in excess of the difference between (A) the applicable Volume Conversion Restriction Amount, minus (B) any Pro Rata Conversion Amount converted by the Holder during the Company Alternative Conversion Period. Following the Final Company Alternative Conversion Date, the Company Alternative Conversion shall be null and void with respect to the unconverted Pro Rata Conversion Amount, and the Holder shall be entitled to all the rights of a holder of this Note with respect to such amount of the Pro Rata Conversion Amount, and, accordingly, shall be subject to all the other provisions of this Note, including that if such amount remains outstanding on the Maturity Date, then the Company shall redeem the Principal represented by such amount in accordance with Section 2(d)(vii), unless such Pro Rata Conversion Amount is an Interest Conversion Amount, a Mandatory Compliance Amount or an Excluded Amount, in which case the Company shall be deemed to have given a Company Alternative Redemption Notice with respect to such unconverted Pro Rata Conversion Amount (and, for purposes of Section 7(a), shall be entitled to give such Company Alternative Redemption Notice), and such amount shall be redeemed or paid by the Company within five (5) Business Days in accordance with
Section 7.

                  (9) Reservation of Shares.

                           (a) Reservation. The Company shall, so long as any of
the Notes are outstanding, take all action necessary to reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Notes, such number of Shares as shall from time to time be sufficient to effect the conversion of all of the principal amount then outstanding under the Notes (together with accrued and unpaid Interest thereon); provided that the number of Shares so reserved shall at no time be less than 100% of the number of Shares for which the Notes are at any time convertible (without regard to any limitations on conversions) (the "REQUIRED RESERVE AMOUNT"). The initial number of Shares reserved for conversions of the Notes and each increase in the number of Shares so reserved shall be allocated pro rata among the holders of the Notes based on the principal amount of the Notes held by each holder at the time of issuance of the Notes or increase in the number of reserved Shares, as the case may be. In the event the Holder shall sell or otherwise transfer any portion of the Holder's Notes, each transferee shall be allocated a pro rata portion of the number of Shares reserved for such transferor. Any Shares reserved and allocated to any Person that ceases to hold any Notes shall be allocated to the remaining holders of the Notes, pro rata based on the principal amount of the Notes then held by such holders.

                           (b) Insufficient Authorized Shares. If at any time
while any of the Notes remain outstanding the Company does not have a sufficient number of authorized and unreserved Shares to satisfy its obligation to reserve for issuance upon conversion of the Notes at least a number of Shares equal to the Required Reserve Amount, then the Company shall immediately take all action necessary to increase the Company's authorized Shares to an amount sufficient to allow the Company to reserve the Required Reserve Amount for the Notes then outstanding.

                  (10) Voting Rights. The Holders of the Notes shall have no voting rights, except as required by law and as expressly provided in this Note.

                  (11) Defaults and Remedies.

                           (a) Events of Default. An "EVENT OF DEFAULT" is (i)
default in payment of any Principal of this Note, any Company Alternative Redemption Price, or any Change of Control Redemption Price, when and as due;
(ii) default in payment of any Interest on this Note that is not included in an amount described in the immediately preceding clause (i) that is not cured within two (2) Business Days from the date such Interest was due; (iii) failure by the Company for ten (10) days after notice to it to comply with any other provision of this Note in all material respects; (iv) any default in payment of at least $300,000, individually or in the aggregate, under or acceleration prior to maturity of, or any event or circumstances arising such that, any person is entitled, or could, with the giving of notice and/or lapse of time and/or the fulfillment of any condition and/or the making of any determination, become entitled, to require repayment before its stated maturity of, or to take any step to enforce any security for, any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed of at least $300,000 by the Company or any of its Subsidiaries or for money borrowed the repayment of at least $300,000 of which is guaranteed by the Company or any of its Subsidiaries, whether such indebtedness or guarantee now exists or shall be created hereafter; (v) if the Company or any of its Subsidiaries pursuant to or within the meaning of any Bankruptcy Law (as defined below); (A) commences a voluntary case; (B) consents to the entry of an order for relief against it in an involuntary case; (C) consents to the appointment of a Custodian of it or any of its Subsidiaries for all or substantially all of its property; (D) makes a general assignment for the benefit of its creditors; or

(E) admits in writing that it is generally unable to pay its debts as the same become due; (vi) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (1) is for relief against the Company in an involuntary case; (2) appoints a Custodian (as defined below) of the Company or any Subsidiary for all or substantially all of its property; or (3) orders the liquidation of the Company or any Subsidiary; (vii) the Company fails to file, or is determined to have failed to file, in a timely manner any report required to be filed with the SEC pursuant to the 1934 Act, provided that any filing made within the time period permitted by Rule 12b-25 under the 1934 Act and pursuant to a timely filed Form 12b-25 shall, for purposes of this clause (vii), be deemed to be timely filed; (viii) the Company or any of its Subsidiaries breaches any representation, warranty, covenant or other term or condition of the Security Documents that adversely affects the security interest of the Holder (or any agent or representative thereof on their behalf) in any material portion of the Collateral (as defined in the Security Agreement) or the perfection or priority thereof; or (ix) one or more judgments, non-interlocutory orders or decrees shall be entered by a U.S. state or federal or a foreign court or administrative agency of competent jurisdiction against any the Company or any of its Subsidiaries involving in the aggregate a liability (to the extent not covered by independent third-party insurance) as to any single or related series of transactions, incidents or conditions, of $300,000 or more, and the same shall remain unsatisfied, unvacated, unbonded or unstayed pending appeal for a period of thirty (30) days after the entry thereof. The term "BANKRUPTCY LAW" means Title 11, U.S. Code, or any similar federal or state law for the relief of debtors. The term "CUSTODIAN" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law. Within five (5) Business Days after the occurrence of any Event of Default set forth in clause
(iv), (v), (vi), (viii) or (ix) above, the Company shall deliver written notice thereof to the Holder.

                           (b) Remedies. If an Event of Default occurs and is
continuing, the Holder of this Note may declare all of this Note, including all amounts due hereunder (the "ACCELERATION AMOUNT"), to be due and payable immediately, except that in the case of an Event of Default arising from events described in clauses (v) and (vi) of Section 11(a), this Note shall immediately become due and payable without further action or notice. In addition to any remedy the Holder may have under this Note and the Securities Purchase Agreement, such unpaid amount shall bear interest at the rate of the lesser of 1.5% per month (prorated for partial months) or the highest lawful maximum interest rate until paid in full. Nothing in this Section 11 shall limit any other rights the Holder may have under this Note, the Security Documents or the Securities Purchase Agreement, including Sections 2 and 3 of this Note.

                           (c) Void Acceleration. In the event that the Company
does not pay the Acceleration Amount within five (5) Business Days of this Note becoming due under Section 11(b), at any time thereafter and until the Company pays such unpaid Acceleration Amount in full, the Holder shall have the option to, in lieu of redemption, require the Company to promptly return this Note (to the extent this Note has been previously delivered to the Company), in whole or any portion thereof, to the Holder, by sending written notice thereof to the Company via facsimile (the "VOID ACCELERATION NOTICE"). Upon the Company's receipt of such Void Acceleration Notice, (i) the acceleration pursuant to
Section 11(b) shall be null and void with respect to the portion of this Note subject to such Void Acceleration Notice, and (ii) the Company shall promptly return the portion of this Note (to the extent this Note has been previously delivered to the Company) subject to such Void Acceleration Notice.

                  (12) Other Indebtedness. Payments of principal and other payments due under this Note shall not be subordinated to any obligations of the Company. The Holder of this Note is entitled to the benefits of the Security Documents, and in the event of a transfer of this Note in accordance with the terms hereof and the Securities Purchase Agreement, the Holder shall be deemed to have assigned its rights under the Security Documents. For so long as this
Note is outstanding, the Company shall not, and shall not permit any of its Subsidiaries to, (a) issue, incur, assume or extend the term of any Indebtedness (as defined below) except for (I) Indebtedness under the Notes, (II) Indebtedness, (A) the holders of which agree in writing to be subordinate to the Notes on terms and conditions acceptable to the Buyers, including with regard to interest payments and repayment of principal, (B) which does not mature or otherwise require or permit redemption or repayment prior to or on the Maturity Date of any Notes then outstanding; and (C) which is not secured by any assets of the Company or any of its Subsidiaries, (III) Indebtedness solely between the Company and/or one of its domestic Active Subsidiaries, on the one hand, and the Company and/or one of its domestic Active Subsidiaries, on the other, provided that in each case a majority of the equity of any such domestic Active Subsidiary is directly or indirectly owned by the Company, such domestic Active Subsidiary is controlled by the Company and such domestic Active Subsidiary is a party to the Guaranty Agreement and the Security Agreement, (IV) surety bonds, bids, performance bond, and similar obligations (exclusive of obligations for the payment of borrowed money) obtained by the Company and its Subsidiaries in the ordinary course of business for the purpose of satisfying federal, state and/or local legal requirements for owning and operating their oil and gas properties or operating the Services Business, (V) Capital Lease Obligations incurred in connection with acquiring equipment for the Company's oil and gas exploration and production business in amounts not exceeding individually, the fair market value of the equipment subject to such Capital Lease Obligations and in an aggregate outstanding amount not exceeding 7.5% of After-tax PV10 at any one time, (VI) reimbursement obligations in respect of letters of credit issued by one or more financial institutions for the account of the Company or any of its Active Subsidiaries in connection with the Company's establishment and maintenance of a Hedged position with respect to, at any time, a maximum of 2/3 of the Company's estimate of its oil and gas production for the succeeding 12 calendar months on a rolling 12-calendar month basis, (VII) reimbursement obligations in respect of letters of credit issued for the account of the Company or any of its Active Subsidiaries for the purpose of securing performance obligations of the Company or its Active Subsidiaries incurred in the ordinary course of business (and not issued in connection with the Company's establishment and maintenance of a Hedged position) so long as the aggregate face amount of all such letters of credit do not exceed $1,000,000 at any one time, (VIII) Indebtedness under that certain unsecured promissory note, dated January 27, 2003, in the name of Dobber Aviation, L.L.C., in a principal amount not exceeding $2,500,000 (less any payments of principal thereon or other reductions to principal made from time to time with respect thereto), and (IX) that certain unsecured obligation of the Company to Premium Assignment Corporation existing as of the date of this Agreement in an amount not to exceed $159,623.86 (less any payments of such obligation or other reductions to such obligation made from time to time with respect thereto); (b) issue, incur, assume, or extend the term of any

Indebtedness in a principal amount in excess of $2,000,000 where the proceeds of such Indebtedness are to be used to develop, or in connection with the development of, assets located outside the United States in which the holders of the Notes do not have a valid, perfected first priority security interest; (c) issue any capital stock of the Company or any Subsidiary redeemable prior to the Maturity Date; (d) directly or indirectly, create, assume or suffer to exist any Lien, other than a Permitted Lien, on any asset now owned or hereafter acquired by the Company or any of its Subsidiaries; or (e) except as required or expressly permitted by Section 4(d), 4(q), 4(r) or 4(u) of the Securities Purchase Agreement, redeem, or otherwise repay in cash any principal of, any Indebtedness (other than Indebtedness under the Notes). For purposes of this
Note: (x) "INDEBTEDNESS" of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than unsecured account trade payables that are (i) entered into or incurred in the ordinary course of the Company's and its Subsidiaries' business, (ii) on terms that require full payment within 90 days, (iii) not unpaid in excess of 90 days beyond invoice due date or are being contested in good faith and as to which such reserve as is required by GAAP has been made and (iv) not exceeding at any one time an aggregate among the Company and its Subsidiaries of $5,000,000 in the oil and gas production segment of the Company's business (as such segment is described in the Company's annual report on Form 10-K for the year ended December 31, 2003) or $1,000,000 in all other segments of the Company's business, collectively, (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures, redeemable capital stock or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all Capital Lease Obligations, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, Lien, pledge, change, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person that owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above; (y) "CAPITAL LEASE OBLIGATION" means, as to any Person, any obligation that is required to be classified and accounted for as a capital lease on a balance sheet of such Person prepared in accordance with GAAP, and the amount of such obligation shall be the capitalized amount thereof, determined in accordance with GAAP; and (z) "CONTINGENT OBLIGATION" means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

                  (13) Free Cash Flow Amount and Mandatory Compliance Conversion or Redemption. On the first Business Day following each date that the Company files or is required to file an annual report on Form 10-K or a quarterly report on Form 10-Q (which in each case shall disclose the Free Cash Flow Amount as of the end of the period covered by such report and details of the calculation thereof, and the components thereof), the Company shall deliver to the Holder a certificate executed by its principal financial officer (an "OFFICER'S CERTIFICATE") certifying as to whether or not as of the end of the period covered by such report, there is a Free Cash Flow Test Failure and the related calculations with respect thereto. Notwithstanding anything contained herein to the contrary, no Officer's Certificate delivered by the Company to any Holder regarding a Free Cash Flow Test Failure shall contain any material non-public information. Upon each occurrence of a Free Cash Flow Test Failure, the Company shall provide the Holder, by the third (3rd) Business Day following the delivery of the Officer's Certificate either (i) if permitted by the provisions of
Section 8, a Company Alternative Conversion Notice for a Company Alternative Conversion of Principal of this Note equal to the applicable Mandatory Compliance Amount, and any Interest Amount related thereto, in accordance with, and subject to the conditions and requirements of, Section 8 (a "MANDATORY COMPLIANCE CONVERSION"), (ii) a Company Alternative Redemption Notice for a Company Alternative Redemption of the Principal of this Note equal to the applicable Mandatory Compliance Amount, and any Interest Amount related thereto, in accordance with Section 7 (a "MANDATORY COMPLIANCE REDEMPTION") or (iii) a combination of the immediately preceding clauses (i) and (ii); provided that all of the outstanding applicable Mandatory Compliance Amount, and any Interest Amount related thereto, must be converted or redeemed by the Company, subject to the provisions of Section 7 and/or 8, as applicable; provided further that the Company may elect more than one of the Mandatory Compliance Conversion and the Mandatory Compliance Redemption, if each such election is with respect to at least 20% of the Mandatory Compliance Amount and if such election is the same for all Notes of the same Series. If the Company has not satisfied the conditions required to make a Mandatory Compliance Conversion election with respect to one or more Series of Notes, subject to satisfaction of the conditions of Section 8, the Company may still make a Mandatory Compliance Conversion election with respect to those Series of Notes for which it can satisfy the conditions for delivery of a Mandatory Compliance Conversion election. Upon delivery of a Company Alternative Redemption Notice or Company Alternative Conversion Notice pursuant to the preceding sentence, the Company is required to comply with the provisions of Sections 7 and 8, respectively. If a Company Alternative Conversion Notice does not cover the entire applicable Mandatory Compliance Amount or no Company Alternative Conversion Notice is given with respect to an applicable Mandatory Compliance Amount, the Company will be deemed to have elected a Mandatory Compliance Redemption hereunder with respect to the remaining Mandatory Compliance Amount not covered by a Company Alternative Conversion Notice (and, for purposes of Section 7(a), shall be entitled to elect such Mandatory Compliance Redemption).

                  (14) Participation; Restrictions. While this Note is outstanding, the Company shall not, and shall not permit any of its Subsidiaries to: (i) declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any capital stock or split, combine or reclassify any capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock; provided however, that any Subsidiary may declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any of its capital stock that is held solely by the Company or by a domestic Active Subsidiary, provided that a majority of the equity of such domestic Active Subsidiary is directly or indirectly owned by the Company, such domestic Active Subsidiary is controlled by the Company and such domestic Active Subsidiary is a party to the Guaranty Agreement and the Security Agreement, (ii) purchase, redeem or otherwise acquire, directly or indirectly, any shares of its capital stock or the capital stock of any of its Subsidiaries, direct or indirect, except repurchases of unvested shares at cost in connection with the termination of the employment relationship with any employee pursuant to stock option or purchase agreements in effect on the date hereof and set forth on Schedule 3(c) of the Securities Purchase Agreement, or (iii) grant, issue or sell any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of its capital stock. While this
Note is outstanding, the Company and its Subsidiaries shall not enter into any agreement which would limit or restrict the Company's or any of its Subsidiaries' ability to perform under, or take any other voluntary action to avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it under, this Note, the Securities Purchase Agreement, the Registration Rights Agreement, the Warrants and the Security Documents.

                  (15) Notices.

                           (a) The Company will give written notice to the
Holder at least ten (10) Business Days prior to the date on which the Company closes its books or takes a record (I) with respect to any dividend or distribution upon the Common Stock, (II) with respect to any pro rata subscription offer to holders of Common Stock or (III) for determining rights to vote with respect to any Organic Change (as defined in Section 4(a)), dissolution or liquidation, provided that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder.

                           (b) The Company will also give written notice to the
Holder at least ten (10) Business Days prior to the date on which any Organic Change (as defined in Section 4(a)), dissolution or liquidation will take place, provided that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder.

                  (16) Vote to Change the Terms of the Notes. The written consent of the Company and the holders representing at least two-thirds (2/3) of the principal amount then outstanding under the Notes of the same Series shall be required for any change that relates only to such Series of Notes (including this Note) and upon receipt of such consent, each such Note of the such Series shall be deemed amended thereby. The written consent of the Company and the holders representing at least two-thirds (2/3) of the principal amount then outstanding under the all of the Notes shall be required for any change that relates to all of the Notes (including this Note), and upon receipt of such consent, each Note shall be deemed amended thereby.

                  (17) Lost or Stolen Notes. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note, and, in the case of loss, theft or destruction, of an indemnification undertaking by the Holder to the Company in customary form and reasonably satisfactory to the Company and, in the case of mutilation, upon surrender and cancellation of this Note, the Company shall execute and deliver a new Note of like tenor and date; provided, however, the Company shall not be obligated to re-issue a Note if the Holder contemporaneously requests the Company to convert this Note in its entirety into Shares as permitted hereunder.

                  (18) Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note, at law or in equity (including a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy, and nothing herein shall limit the Holder's right to pursue actual damages for any failure by the Company to comply with the terms of this Note. The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder thereof and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

                  (19) Specific Shall Not Limit General; Construction. No specific provision contained in this Note shall limit or modify any more general provision contained herein. This Note shall be deemed to be jointly drafted by the Company and all Purchasers and shall not be construed against any person as the drafter hereof.

                  (20) Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

                  (21) Notice. Whenever notice is required to be given under this Note, unless otherwise provided herein, such notice shall be given in accordance with Section 9(f) of the Securities Purchase Agreement.

                  (22) Transfer of this Note. The Holder may assign or transfer some or all of its rights hereunder, subject to compliance with the 1933 Act and the provisions of Section 2(f) of the Securities Purchase Agreement without the consent of the Company, provided that any transfer of this Note to a Person that is not an affiliate of the Holder of this Note of less than all of the Principal represented hereby, shall be in Principal amount of not less than $2,000,000.

                  (23) Payment of Collection, Enforcement and Other Costs. If
(a) this Note is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding; or (b) an attorney is retained to represent the Holder in any bankruptcy, reorganization, receivership of the Company or other proceedings affecting Company creditors' rights and involving a claim under this Note, then the Company shall pay the costs incurred by the Holder for such collection, enforcement or action, including reasonable attorneys' fees and disbursements.

                  (24) Cancellation. After all principal and other amounts at any time owed under this Note have been paid in full or converted into Shares in accordance with the terms hereof, this Note shall automatically be deemed canceled, shall be surrendered to the Company for cancellation and shall not be reissued.

                  (25) Note Exchangeable for Different Denominations. Subject to
Section 2(d)(viii), in the event of a conversion or redemption pursuant to this Note of less than all of the Principal, the Company shall promptly cause to be issued and delivered to the Holder, upon tender by the Holder of this Note, a new Note of like tenor representing the remaining Principal that has not been so converted or redeemed. This Note is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Note or Notes containing the same terms and conditions and representing in the aggregate the Principal, and each such new Note will represent such portion of such Principal as is designated by the Holder at the time of such surrender. The date the Company issued this Note shall be the "Issuance Date" hereof regardless of the number of times a new Note shall be issued.

                  (26) Waiver of Notice. To the extent permitted by law, the Company hereby waives demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note, the Security Documents and the Securities Purchase Agreement.

                  (27) Governing Law. This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other country or jurisdiction) that would cause the application of the laws of any jurisdiction or country other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS NOTE OR ANY TRANSACTION CONTEMPLATED HEREBY.

                  (28) Effect of Redemption or Conversion; No Prepayment. Upon payment of the Redemption Price, the Change of Control Redemption Price, the Company Alternative Redemption Price or the amount provided for in Section 2(d)(vii), each in accordance with the terms hereof with respect to any portion of the Principal of this Note, or delivery of Shares upon conversion of any portion of the Principal in accordance with the terms hereof, such portion of the Principal of this Note shall be deemed paid in full and shall no longer be deemed outstanding for any purpose. Except as specifically set forth in this Note, including Section 2, the Company does not have any right, option, or obligation, to pay any portion of the Principal at any time prior to the Maturity Date.

                  (29) Payment Set Aside. To the extent that the Company makes a payment or payments to the Holder hereunder or the Holder enforces or exercises its rights hereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, by a trustee, receiver or any other person under any law (including any bankruptcy law, U.S. state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

                  (30) Interpretative Matters. Unless the context otherwise requires, (a) all references to Sections, Schedules or Exhibits are to Sections, Schedules or Exhibits contained in or attached to this Note, (b) each accounting term not otherwise defined in this Note has the meaning assigned to it in accordance with GAAP, (c) words in the singular or plural include the singular and plural and pronouns stated in either the masculine, the feminine or neuter gender shall include the masculine, feminine and neuter and (d) the use of the word "including" in this Note shall be by way of example rather than limitation. If a stock split, stock dividend, stock combination or other similar event occurs during any period over which an average price is being determined, then an appropriate adjustment will be made to such average to reflect such event.

                                   * * * * * *

         IN WITNESS WHEREOF, the Company has caused this Note to be signed by _____________, its ____________________, as of the ___ day of _________ 200__.

                                              INFINITY, INC.

                                              By:______________________________
                                                 Name:
                                                 Title:

                                    EXHIBIT I
                                 INFINITY, INC.
                                CONVERSION NOTICE

         Reference is made to the Convertible Note (the "NOTE") of Infinity, Inc., a Colorado corporation (the "COMPANY"). In accordance with and pursuant to the Note, the undersigned hereby elects to convert the Conversion Amount (as defined in the Note) of the Note indicated below into Shares of Common Stock, par value $0.0001 per share (the "COMMON STOCK"), of the Company, as of the date specified below.

         Date of Conversion:____________________________________________________

         Aggregate Conversion Amount to be converted, other than pursuant to
Section 6:______________________________________________________________________

         Principal, applicable thereto, to be converted:_______________________

         Interest Conversion Amount to be converted pursuant to Section 6:______

Please confirm the following information:

         Conversion Price:______________________________________________________

         Number of shares of Common Stock to be issued:_________________________

Please issue the Common Stock into which the Note is being converted in the following name and to the following address:

         Issue to:______________________________________________________________

         Facsimile Number:______________________________________________________

         Authorization:_______________________
                  By:_________________________
                  Title:______________________

         Dated:_______________________________

         DTC Participant Number and Name (if electronic book entry transfer):___

         Account Number (if electronic book entry transfer):____________________

                                 ACKNOWLEDGMENT

         The Company hereby acknowledges this Conversion Notice and hereby directs [TRANSFER AGENT] to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated ___________ ___, 200_ from the Company and acknowledged and agreed to by [TRANSFER AGENT].

                                            INFINITY, INC.

                                            By:___________________________
                                            Name:_________________________
                                            Title:________________________